UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008 (December 18, 2008)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

The disclosure and analysis regarding Behringer Harvard Short-Term Fund I LP and its subsidiaries (which may be referred to as the “Registrant,” the “Partnership,” the “Fund,” “we,” “us,” or “our”) in this Current Report on Form 8-K contains some forward-looking statements.  Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition include forward-looking statements.

These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry.  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those identified in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”), which could cause our actual results to differ materially from those projected in any forward-looking statement we make.  Given these uncertainties, you should not place any reliance on these forward-looking statements.  These forward-looking statements also represent our estimates and assumptions only as of the date that they were made.  We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations.  You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 2, 2008, the Registrant received a comment letter from the SEC in connection with its Form 10-K for the year ended December 31, 2007 (the “Comment Letter”).  The Comment Letter questioned, in part, the Registrant’s accounting treatment of debt forgiveness by Behringer Harvard Holdings, LLC (“Behringer Holdings”), a related party.  In the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, the forgiveness of debt by Behringer Holdings on December 31, 2007, of $7.5 million of principal borrowings and all accrued interest pursuant to a loan agreement entered into on November 9, 2007, was accounted for as income in the financial statements and the notes thereto.  After a series of correspondence with the SEC, and after re-weighting the facts and circumstances surrounding the forgiveness of the debt, on December 18, 2008, management concluded that the debt forgiveness should have been accounted for as a capital contribution.  Accordingly, the Registrant’s financial statements and any related reports of its independent registered public accountants for the year ended December 31, 2007 and quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 should no longer be relied upon.

While the financial statements referred to above will be corrected to reflect the debt forgiveness as a capital contribution, the legal transaction and the federal income tax treatment remains a loan with a later forgiveness thereof.  As such, the general partner will have no right to receive the amount of the debt forgiveness as a return of capital, and this transaction will not be taken into account as a capital contribution by the general partner in determining distributions and allocations pursuant to the Second Amended and Restated Agreement of Limited Partnership.

The Registrant will be filing its response to the Comment Letter on December 18, 2008 with the appropriate notation that the Registrant will restate its financial statements.  The Registrant anticipates filing in the near future an amendment to its Annual Report on Form 10-K for the year ended December 31, 2007 as well as amendments to Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 to reflect the adjustments described above.

As a result of its decision to undertake the restatement described above, management is in the process of evaluating whether there is any impact on its prior conclusions regarding disclosure controls and procedures in each of the periods noted above.

We have discussed the matters disclosed in this filing with our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

By:	Behringer Harvard Advisors II LP
Co-General Partner

	By:	Harvard Property Trust, LLC
General Partner

Dated: December 18, 2008		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal
and Secretary